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                                                                    EXHIBIT 99.1


                  THIRD AMENDMENT TO THE HARBINGER CORPORATION
                             1996 STOCK OPTION PLAN

         THIS THIRD AMENDMENT TO THE HARBINGER CORPORATION 1996 STOCK OPTION PLAN (the "Amendment") is made effective as of the 24th day of April, 1998 (the "Effective Date"), by HARBINGER CORPORATION, a corporation organized and doing business under the laws of the State of Georgia (the "Company"). All capitalized terms in this Amendment have the meaning ascribed to such term as in the Harbinger Corporation 1996 Stock Option Plan (the "Plan"), unless otherwise stated herein.

                                  WITNESSETH:

         WHEREAS, First Amendment to the Plan was approved by the shareholders of the Company at the 1997 Annual Meeting of Shareholders;

         WHEREAS, Second Amendment to the Plan was approved by the shareholders of the Company at the Special Meeting of Shareholders held on December 18, 1997; and

         WHEREAS, the Board of Directors of the Company desires to amend the Plan to increase the number of shares that may be granted under the Plan;

         NOW THEREFORE, in consideration of the premises and mutual promises contained herein, the Plan is hereby amended as follows:

         SECTION 1. Section 3.1 of the Plan is hereby amended by deleting the first sentence of Section 3.1 of the Plan in its entirety and substituting in lieu thereof the following:

                  "3.1 SHARES RESERVED FOR ISSUANCE. Subject to any antidilution adjustment pursuant to Section 3.2, the maximum number of Shares that may be subject to Options granted hereunder shall not exceed 5,825,000, plus the number of Prior Plan Shares."

                  SECTION 2. Except as specifically amended by this Third Amendment, the Plan shall remain in full force and effect as prior to this Third Amendment.



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         IN WITNESS WHEREOF, the Company has caused this THIRD AMENDMENT TO THE
HARBINGER CORPORATION 1996 STOCK OPTION PLAN to be executed on the Effective
Date.

                                          HARBINGER CORPORATION


                                          By: /s/ David T. Leach
                                              -------------------------------
                                              David T. Leach, CEO
ATTEST:


By: /s/ Joel G. Katz
    --------------------------------------
    Joel G. Katz, Secretary